UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 13, 2010

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 13, 2010, Nanometrics Incorporated (the “Company”) and Comerica Bank executed a Fourth Amendment to Loan and Security Agreement, which amendment (i) increased the maximum principal amount available under the Company’s revolving credit facility from $15.0 million to $20.0 million, (ii) extended the maturity date of the facility by one year to April 30, 2012, and (iii) decreased the unused revolving line commitment fee from 0.25% per annum to 0.1875% per annum. The remaining substantive provisions of the facility are not materially changed by the amendment.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Fourth Amendment to Loan and Security Agreement by and between Comerica Bank and Nanometrics Incorporated dated April 13, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2010	NANOMETRICS INCORPORATED

/S/ JAMES P. MONIZ
James P. Moniz Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Fourth Amendment to Loan and Security Agreement by and between Comerica Bank and Nanometrics Incorporated dated April 13, 2010.